EXHIBIT 10.5
                                                                    ------------


                      RESTRICTED EQUITY PURCHASE AGREEMENT

THIS RESTRICTED EQUITY PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 1, 2007, between Empire Minerals Corp, (OTC: EMPL.OB) a corporation organized and existing under the laws of Delaware, having an address of 410 Park Avenue, New York City, NY 10022 (the "Company"), and Fund (the "Purchaser").

        WHEREAS, PURCHASER desires to purchase Shares of the Company; and

        WHEREAS, Company desires for Purchaser to purchase Shares of the Company.

      NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

                                    ARTICLE I
                          INTRODUCTION AND DEFINITIONS

     This Agreement is entered into by the parties for purchase of equity shares of the Company by the Purchaser. This is a delayed purchase transaction not an immediate funding. The Company recognizes and agrees that the Purchaser shall have up to thirty (30) days, as set forth in this Agreement to tender the Purchase Price to the Company through the intermediary Custodian and Purchaser, once the valuation and purchase of the shares is made in accordance with the terms of this Agreement. The Company shall have the right to contact the Custodian administrator for Purchaser account verification and for confirmation of the share status, location and control. Purchaser shall have up to thirty
(30) days from the date of delivery of the Shares in the name of the Purchaser to the Custodian to pay the Purchase Price.


     Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Attorney-in-fact" means the agent of the Purchaser or Designee, Matt Tullis. The attorney-in-fact, Matt Tullis, has limited oversight authority of



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the Purchaser and the Custodian to submit terms sheets, execute the Agreement as well as oversight authority, verify share deposit, valuation process and share transaction status.

     "Business Day" means any day except Saturday, Sunday, any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     "Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Company.

     "Closing" or "Closing Date" shall be the date of the payment by the Purchaser of the Purchase Price.

     "Company" shall mean (Company) as set forth in the introductory paragraph.

     "Control Person" shall have the meaning set forth in Section 4.9(a) (i).

     "Custodian" means a financial institution that has the legal responsibility for a customer's securities. This implies management as well as safekeeping. The Custodian for this Agreement is named in Schedule 1.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Depository" means a company which holds securities deposited by others, and where exchanges of these securities take place.

     "Disclosure Documents" means the Company's reports filed under the Exchange Act with the SEC.

     "Event of Default" shall have the meaning set forth in Section 3.1(o).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Execution Date" means the date of this Agreement first written above.

     "Final Market Price" means the average of the last sale price for the Common Stock of the Company as reported on the OTCBB Over-The-Counter (OTC) listing service, for the ten (10) Business days immediately preceding the Closing. Final Market Price shall be agreed to by the parties as evidenced by the execution by both Company and Purchaser of the Funding Addendum Schedule 2, which is made a part of this Agreement.

     "Final Purchase Price'" means the Final Market Price multiplied by the Purchase Price Percentage.




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     "Funding Addendum" Schedule 2 shall mean the instructions provided to
Purchaser by Company setting out the Final Market Price and directing how the Purchase Price is to be remitted.

     "Indemnified Party" shall have the meaning set forth in Section 4.9(b).

     "Indemnifying Party" shall have the meaning set forth in Section 4.9(b).

     "Losses" shall have the meaning set forth in Section 4.9(a) (i).

     "Material Adverse Effect" shall have the meaning set forth in Section
3.1(a).

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the Nasdaq Stock Market, Inc. (R)

     "Number of Shares" means the number of shares to be received by the Custodian which is Three Million (3,000,000) shares.

     "OTCBB" shall mean the NASD over-the counter Bulletin Board(R).

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Purchase Price" shall have the meaning set forth in Article II.

     "Purchase Price Percentage" means thirty five percent (35%) of the final Market Price or $0.50 per share whichever is higher.

     "Purchaser" shall have the meaning set forth in the introductory paragraph.

     "Reporting Issuer" means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     "Required Approvals" shall have the meaning set forth in Section 3.1(g).

     "Securities" means the Common Stock and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shares" shall have the meaning set forth in Article II.




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     "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

     "Trading Day" means (a) a day on which the Common Stock is quoted on NASDAQ, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on NASDAQ, the OTCBB or any stock exchange.

     "Transaction Documents" means this Agreement and all exhibits and schedules hereto, and all other documents, instruments and writings required pursuant to this Agreement.

     "U.S." means the United States of America.


                                   ARTICLE II

     The Purchaser hereby agrees to purchase 3,000,000 shares of the Common Stock of the Company (the "Shares"). The Purchase Price to be paid by the Purchaser shall be determined at Closing. The Purchase Price shall be the Final Purchase Price as defined herein multiplied by the Number of Shares deposited with the Custodian.



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Closing:

          (a) Organization and Qualification. The Company is a publicly traded corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on Schedule --------- 3.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, ------ ------------ duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").



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          (b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. This Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereafter will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as disclosed in Schedule 3.1(c), there are no outstanding options, warrants, scripts, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other charter documents.

          (d) Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms.

          (e) Use of Proceeds. The proceeds from the sale of shares shall be used by the Company for payment of obligations and general working capital needs consistent with financial budgets and approved from time to time by the Board of Directors.

          (f) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration




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     or cancellation of, any agreement, indenture or instrument to which the
     Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

          (g) Consents and Approvals. Except as specifically set forth in
     Schedule 3.1(g), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents (together with the consents, waivers, authorizations, orders, notices and filings referred to herein or in
     Schedule 3.1(g), the "Required Approvals").

          (h) Litigation; Proceedings. Except as specifically disclosed in
     Schedule 3.1(h), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or
     (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

          (i) No Default or Violation. Except as set forth in Schedule 3.1(i) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) adversely affect the legality, validity or enforceability of this Agreement, have a Material Adverse Effect or adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

          (j) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they



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     were made, not misleading. Violation of this clause is and will be considered grounds for default and could result in the termination of this Agreement.

          (k) Non-Registered Offering Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

          (l) Registration Rights. The Company agrees: (1) to instruct and require its transfer agent to remove the restrictive legend upon the request of Purchaser if the Shares are eligible for resale under Rule 144(k) promulgated under the Securities Act or if the resale of the Shares has been registered under the Securities Act; (2) there will be no trading by affiliates of the Company (as defined in the Securities Act) within thirty (30) days of the Closing; or (3) there will be no selling by affiliates of the Company during the fifteen (15) months subsequent to the date of Closing or three (3) months following the registration of Purchaser shares, whichever is sooner. The Company covenants and agrees that, in the event the Purchaser is deemed to be an "affiliate" of the Company pursuant to the Securities Act, as of or at any time subsequent to the second anniversary of the Closing Date, the Company will, within 120 days of the Company's receipt of the Purchaser's request, file a registration statement with the SEC to register for immediate resale pursuant to the Securities Act all Shares then held by the Purchaser (including any shares of common stock issuable upon conversion of the Shares then held by the Purchaser) (the "Registrable Securities"). The Company shall use its best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its reasonable commercial efforts to keep such registration statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold, or (ii) all Registrable Securities covered by such registration statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k). The Company shall pay all expenses of such registration, including registration and filing fees, "blue sky" fees and expenses and fees and expenses of counsel to the Company and one counsel to the Purchaser. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Purchaser beyond those included above, shall not be the responsibility of the Company. The Company and the Purchaser agree that the determination of the Purchaser's status as an "affiliate" will be made by counsel to the Purchaser in good faith after consultation with counsel to the Company.



          (m) Regulation S. Neither the Company nor any affiliate or any person acting on the Company's behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.




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(n)    Due Diligence. The Company agrees to cooperate with the Purchaser and provide access to the Company's books and records so that the Purchase is able to conduct a due diligence review of the Company and its business. The Purchaser shall have up to thirty (30) days following execution of this Agreement to conduct such due diligence review.

(o) Material Misrepresentations. The Company agrees that all materials and information it discloses or otherwise provides to the Purchaser relating to this Agreement and the transactions contemplated pursuant to this Agreement are accurate in all material respects and do not contain any untrue statement of material fact or omit to state any material face necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Violation of this clause is and will be considered an event of default permitting the Purchaser to terminate the Agreement immediately.

          (p) Company Funding Agent. In the event the Company has any agreement for compensation with any party to raise the funds on behalf of the Company ("Company Funding Agent Agreement"), the Company will disclose the terms of that Company Funding Agent Agreement to Purchaser prior to the execution of this Agreement. Following the execution of this Agreement, the Attorney-in-Fact shall be the Company contact for all information relating to the status of funding, location of Shares, settlement of the payment of the Purchase Price and any other information requests of the Company. Notwithstanding the above, in the event the Purchase Price is not paid as required herein, the Company may directly contact the Attorney-in-Fact to provide the Company notice of demand for the return of the Shares.


The Purchaser acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

     3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

          (a) Organization; Authority. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Shares to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

          (b) Investment Intent. The Purchaser is acquiring the Shares to be purchased by it hereunder, for its own account for investment purposes only



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     and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein. Purchaser's right, subject to the provisions of this Agreement, to sell or otherwise dispose of all or any part of such Shares shall be in compliance with applicable federal and state securities laws.

          (c) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

          (d) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

          (e) Reliance. The Purchaser understands and acknowledges that (i) the Shares being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
     Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          (f) Regulation S. Purchaser understands and acknowledges that (A) the Shares have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption hereunder; and (C) Purchaser is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available except as agreed in Section 3.1 (c) above.

     Purchaser is not a U.S. person and is not acquiring the Shares for the account of any U.S. person; (B) no director or executive officer of Purchaser is a national or citizen of the United States; and (C) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

     Purchaser was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

     Purchaser is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. Purchaser understands, acknowledges and agrees that it must bear the economic risk of its




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investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

     Purchaser will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b) (3) (iii) (A), offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws or following the effective date of a Registration of the Shares by the Company. The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the U.S. or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

     The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, Purchaser understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the U.S.

     Neither the Purchaser nor any affiliate or any person acting on the Purchaser's behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

     Purchaser understands that the Company is the seller of the Shares which are the subject of this Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Purchaser agrees that Purchaser will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

     Purchaser acknowledges that the Shares will bear a legend in the following form:


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH




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REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO
AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.



                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

     4.1 Manner of Sale. The Shares are being issued pursuant to Section 4(2) of the Securities Act, and Rule 506 of Regulation D and Regulation S thereunder.

     4.2 Non-Shorting. Purchaser agrees to not engage in short sales of the Shares nor has it engaged in short sales of the Shares.

     4.3 Notice of Certain Events. For so long as the Purchaser shall own any Shares, the Company shall, on a continuing basis, (i) advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Shares under any state securities or Blue Sky laws, and
(iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. For so long as the Purchaser shall own any Shares and during any period in which the Company has not filed all forms, reports and documents required to be filed by it with the SEC, the Company shall advise the Purchaser promptly after obtain knowledge of any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     4.4 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to sell the Shares to the Purchaser.

     4.5 Integration. The Company shall ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.

         4.6 Furnishing of Rule 144 Materials. The Company shall, for so long as any of the Shares remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Shares ("Holder" or "Holders") in connection with any sale thereof and any prospective purchaser of such Shares from such Person, such information in accordance with Rule 144 or Regulation S as promulgated under the Securities Act as is required to sell the Shares under Rule 144 promulgated under the Securities Act.

     4.7 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares or, if applicable, by means of any form of general solicitation or advertising.

     4.8 Listing of Common Stock. If the Common Stock is or shall become listed on the OTCBB or on another exchange, the Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until two (2) years from the date hereof, and (b) shall provide to the Purchaser evidence of such listing.

     4.9  Indemnification.

         (a)  Indemnification

               (i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls or the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

               (ii) The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or any other Transaction Document.

         (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

         No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

         (c) Contribution. If a claim for indemnification under this Section is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

         (d) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.


                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares (and, upon conversion or exercise thereof, the Shares) pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Shares, (B) the exemption from registration of the Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdictions, (C) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company. The Company shall pay to Purchaser the fees which are defined in the Schedule 1(a) executed by the Company and Purchaser, said payments to be remitted upon the execution of this Agreement or paid from the gross proceeds due the Company at time of payment of the Purchase Price to the Company.

     5.2 Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

     5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given
(a) when delivered to the address designated below by hand or by nationally recognized overnight courier services (costs prepaid); or (b) upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

          If to the Company:       Empire Minerals Corp
                                   410 Park Avenue
                                   15th Floor
                                   New York, NY 10022
                                   Attn: Pinchas Althaus
                                   Chairman  & Chief Executive Officer

          If to the Purchaser:     Mercatus & Partners, Limited
                                   115 Mauldin Dr
                                   Alpharetta, GA 30004
                                   Attn: Mathew Tullis


          With copies to:          Mercatus & Partners, Limited
                                   115 Mauldin Dr.
                                   Alpharetta, GA 30004
                                   Attn: Cary Massi


                                   Waterford Law Group
                                   112 Westwood Place, Suite 200
                                   Brentwood, TN 37027
                                   Attn: Kurt Beasley

     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     5.5 Headings. The headings herein are for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by the Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

     5.9 Survival. The representations and warranties of the Company and the Purchaser contained in this agreement shall survive the Closing. The provisions contained in Sections 4.9 (Indemnification), 5.1 (Fees and Expenses), 5.11 (Publicity), 5.13 (Limitation of Remedies), and 5.15 (Delivery of Purchase Price and Recall of Shares) shall survive termination of this Agreement.

     5.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. The Company shall provide the Purchaser with a copy of its intended communication or filing prior to making it public and giving Purchaser sufficient time to discuss it with the Company. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party (excluding its legal counsel, accountants and representatives) the names of the Purchaser.

     5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind. The sole remedy for both parties under this Agreement shall be the return of the Shares in accordance with
Section 5.15. Request by Company for return of Shares subsequent to the timeline set forth in 5.15 must be requested in writing pursuant to 5.3.

     5.14 Delivery of Securities. The Company shall deliver the Shares directly to the Custodian, in Purchaser's name, within five days of the execution of this Agreement in accordance with the directions provided in Schedule 1.

         5.15 Delivery of Purchase Price and Recall of Shares. The Purchaser shall, within thirty (30) days following the delivery of the Shares to the Custodian, subject to the execution of Schedule 2 by both Company and Purchaser, pay the Purchase Price to the Company via wire transfer to the directed wire transfer bank and account as specified in the Funding Addendum Schedule 2 which is attached hereto.

If the Purchase Price is not received by the Company within thirty (30) days of the delivery of the Shares to the Custodian in the name of the Purchaser, the Company may, at its discretion, demand recall of the Shares, issue or cause to be issued a stop transfer order or other order impeding the sale and delivery of any of the Shares, and terminate this Agreement. The Company may recall the Shares by providing notice to the Purchaser pursuant to Section 5.3. If the Company recalls the Shares, the Purchaser will use its best efforts, and will use its best efforts to cause the Custodian to, transmit and deliver the Shares to the Company within 20 days following the deliver of the recall notice pursuant to Section 5.3.

     5.16. Delivery of Opinion of Counsel. The Company hereby agrees that it hereby binds itself, if requested in writing to the aforementioned address of the Company, by the Purchaser or their designate or assignee, that it shall deliver, within five (5) days of such demand, an opinion of counsel regarding the transferability or status of the Shares; provided, however, that if the Company's counsel requires additional information or representations from or with respect to the Purchaser and/or its designate or assignee, then such opinion shall not be required until five (5) days following the delivery of such additional information or representations.

     5.17. Duty for Due Diligence. The Company hereby agrees that it, and on behalf, its transfer agent, and any accessed management of the Company by the Purchaser or designee banks or purchasers shall cooperate in the verification of the originating nature of the Shares, the restriction period of the Shares, and the transferability of the Shares during the due diligence period of the Shares involved in this transaction. Such failure of information to said parties is acknowledged as grounds for rejections by the Purchaser or their designees or assignees as described above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                   Company:
                                   Empire Minerals Corp. (OTC: EMPL.OB)




                                   By: /s/ Pinches Althaus
                                       -----------------------------------------
                                       Name:  Pinchas Althaus
                                       Title: Chief Executive Officer

                                   Purchaser:
                                   Mercatus & Partners, Limited


                                   /s/ Matt Tullis
                                   ---------------------------------------------
                                   By: Matt Tullis as acting POA

                                   SCHEDULE 1

                                   SCHEDULE 2


This Funding Schedule (hereinafter "Schedule 2") is entered into on ____________________, 2007 between [Fund] ("Purchaser"), and
_____________________________________________________ ("Company"). This Addendum
is attached to and made a part of the Restricted Equity Purchase Agreement ("Agreement"), dated _____________2007 and is incorporated therein by reference. Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Agreement.

     Stock purchase description and values as of the date of Funding:

1.   Final Market Price:

     The average of the last sale price for the Common Shares of the Company as reported on the OTCBB Over-The-Counter (OTC) listing service, for the ten
     (10) Business days immediately preceding this Closing is $______ per share.


2.   Total share value              $_______________
3.   Discount:                      ______________.0%
4.   Gross Purchase price:          $_______________
5.   Less Fees:                     $ _______________
6.   Net Purchase Price:            $ _______________

7. Representations and Warranties. Company hereby represents and warrants that all of the representations and warranties made by Company in the Restricted Equity Purchase Agreement are true and accurate as if made as of the date hereof.

8.  Wiring Instructions


                          Company Name:

                          Funding Date:

                          Stock Symbol:

                    Net Purchase Price:

                       Name on Account:

                          Name of Bank:

                Company Account Number:

                    ABA Routing Number:

              International Swift Code:

                     Bank Contact Name:

                          Bank Address:

                 Bank Telephone Number:

Additional Notes: In this space, please add any notes, clarifications, or other information of which Company feels [Fund] should be aware. Attach a separate sheet if necessary.





FUND                                  Company Name



____________________________________  __________________________________________
[NAME]
                                      [Name]: __________________________________
As Power Of Attorney
                                      [Title]: _________________________________